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EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the registration statements Nos. 333-30303, 333-36949, 333-43961, 333-46425, 333-56879, 333-61571, 333-67707, 033-75878, 333-85385, 333-96079 and 333-94509 on Form S-3 and Nos. 333-06130, 333-12621, 333-06054, 333-40727, 333-61573, 333-81239, 033-48411, 033-63638, 033-68144, 033-91074, 333-85383, 333-36272 and 333-58922 on Form S-8 of Activision, Inc. of our report dated May 5, 2000, except as to Note 16, which is as of June 9, 2000, relating to the consolidated balance sheet of ACTIVISION, INC. and subsidiaries as of March 31, 2000 and the related consolidated statements of operations, changes in shareholders' equity, and cash flows for each of the years in the two-year period ended March 31, 2000, and the related financial statement schedule for each of the years in the two-year period ended March 31, 2000, which report appears in the March 31, 2001 annual report on Form 10-K of ACTIVISION, INC.

KPMG LLP

Los Angeles, California
June 22, 2001

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  EXHIBIT 23.2
INDEPENDENT AUDITORS' CONSENT